UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 30, 2006

NETBANK, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-22361	58-2224352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1015 Windward Ridge Parkway, Alpharetta, GA		30005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   770-343-6006

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On Friday, March 31, 2006, NetBank, Inc. will be holding its annual meeting for analysts and investors at which it will present financial data and information about its results of operations and operational tactics. At the meeting, the Company will also present a new format for presenting its results of operations that it intends to implement and report in its next Quarterly Report on Form 10-Q. The new format will show the servicing asset and corporate overhead as line items separate from the Company’s three operating business segments and will show the results of NetInsurance as part of the retail banking business segment instead of the results of the transaction processing business segment. See Exhibit 99 attached hereto and incorporated by reference herein for additional information regarding the financial data and information to be presented, as well as additional information concerning the new financial presentation format. We have posted the full presentation materials along with an audiocast of the related commentary on our website at www.netbankinc.com under “About NetBank/Investor Relations.”

We are furnishing the information contained in this report, including the Exhibit, pursuant to “Item 7.01 Regulation FD Disclosure” of Form 8-K promulgated by the Securities and Exchange Commission (the “SEC”). This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Exchange Act. By filing this report on Form 8-K and furnishing or referring to this information, we make no admission as to the materiality of any information in this report.

In the presentation materials, we present certain non-GAAP financial measures as defined in Regulation G. Specifically, in some instances, we show the pre-tax income of our retail and small business banking operations, our retail banking segment and the Company, as a whole, exclusive of our 2004 $29.0 million provision related to our Commercial Money Center, Inc. litigation (the “CMC litigation”). A reconciliation of these non-GAAP financial measures to pre-tax income reported in accordance with GAAP is included in slides 66 through 68 of Exhibit 99 attached hereto. The provision for the CMC litigation was first reported in our Current Report on Form 8-K filed with the SEC on December 21, 2004 and the status of such litigation was most recently reported in our Annual Report on Form 10-K for the year ended December 31, 2005 filed with the SEC on March 15, 2006.

These non-GAAP financial measures are used in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP measures. These non-GAAP financial measures reflect an additional way of viewing core aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to corresponding GAAP measures, may provide a more complete understanding of factors and trends affecting our business. Management uses these non-GAAP measures in its analysis of the Company’s performance and regularly reports such information to the Company’s Board of Directors. Management believes that presentations of pre-tax income excluding the impact of the CMC provision provides useful supplemental information that is essential to a proper understanding of the operating results of our core businesses and allows investors, management and the Company’s Board of Directors to more easily compare operating results from period to period. However, the use of any such non-GAAP financial information should not be considered in isolation or as a substitute for net income, cash flows from operations or other income or cash flow data prepared in accordance with GAAP or as a measure of the Company’s profitability or liquidity. We strongly encourage investors to review our consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
99	NetBank, Inc. 2006 Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetBank, Inc.
(Registrant)

Date: March 30, 2006	/s/ Steven F. Herbert
(Signature)

Steven F. Herbert
Chief Financial Executive